EXHIBIT 99.1



          [CALLISTO
PHARMACEUTICALS LOGO OMITTED]                          NEWS RELEASE
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                CALLISTO PHARMACEUTICALS ANNOUNCES APPOINTMENT OF
                   DR. PAMELA HARRIS AS CHIEF MEDICAL OFFICER

NEW YORK, NY - March 29, 2005 - CALLISTO PHARMACEUTICALS, INC. (AMEX: KAL) a biopharmaceutical company primarily focused on the development of drugs to treat cancer and osteolytic bone disease, today announced the appointment of Dr. Pamela Harris to the newly-created position of Chief Medical Officer. Dr. Harris brings to Callisto considerable experience in oncology both as a practicing physician and through her industry experience in world-wide clinical development of cancer therapeutics.

"We are pleased to have Dr. Harris join the Callisto team," said Dr. Gary S. Jacob, Callisto's Chief Executive Officer. "Pam's appointment to the position of Chief Medical Officer marks a significant milestone for the company as we expand our in-house drug development capabilities. She will play a key role in managing our two clinical cancer programs."

Prior to joining Callisto, Dr. Harris was Senior Medical Director for Pfizer, where she was responsible for U.S. development of Aromasin, an aromatase inhibitor for breast cancer, and Epirubicin, an anthracycline for adjuvant chemotherapy of breast cancer. Dr. Harris has extensive experience in all facets of the clinical development of new cancer drugs.

"Callisto will have two drug candidates in clinical development during 2005, Annamycin, our anthracycline for relapsed leukemia, and Atiprimod, our small molecule for relapsed multiple myeloma," commented Dr. Donald Picker, Callisto Pharmaceuticals' Executive Vice President, Research and Development. "Both are demanding programs, and someone of Pam's caliber as a clinical oncologist, combined with a world-class team of Principal Investigators, are key to the success of these trials. We are looking forward to an incredible year."

Dr. Harris commented, "I am honored to be able to work with the great team here at Callisto, and am excited about becoming instrumental in bringing their innovative oncology products to the market and ultimately, to patients with cancer."

ABOUT DR. PAMELA HARRIS
-----------------------

Dr Harris, who is board certified in internal medicine and medical oncology, received her M.D. degree from the Ohio State University College of Medicine, Columbus, Ohio. This was followed by an internship and residency at the Washington Hospital, Washington, DC. Dr. Harris has had fellowships at Memorial Sloan Kettering Cancer Center, Georgetown University - Lombardi Cancer Center, George Washington University Hospital, and the Jackson Memorial Cancer Center.

Dr. Harris left a 14-year private practice that focused heavily on the clinical investigation of new drugs, to become Director of Clinical Research at U.S. Bioscience, Inc. This was followed by a three-year appointment as Clinical Research Director at Wyeth Pharmaceuticals, Inc. where she was responsible for clinical trials (Phase I through III) in breast and prostate cancer. Her most recent position prior to joining Callisto was as Senior Medical Director at Pfizer, Inc., where she was responsible for U.S. development of an aromatase inhibitor for breast cancer.


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CALLISTO PHARMACEUTICALS ANNOUNCES APPOINTMENT OF DR. PAMELA HARRIS AS CHIEF
MEDICAL OFFICER
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ABOUT CALLISTO PHARMACEUTICALS, INC.
------------------------------------

Callisto is a biopharmaceutical company focused on the development of drugs to treat cancer and osteolytic bone disease. Callisto has two lead drugs in clinical development, Annamycin to treat relapsed leukemia, and Atiprimod to treat relapsed multiple myeloma. Callisto intends to initiate a Phase IIb clinical trial of Annamycin in relapsed acute lymphoblastic leukemia patients in mid 2005. Annamycin, a drug from the anthracycline family, has a novel therapeutic profile, including activity against resistant diseases and significantly reduced cardiotoxicity. Callisto's second drug, Atiprimod, is in a Phase I/IIa clinical trial in relapsed multiple myeloma patients, and is a small-molecule, orally available drug with antiproliferative and antiangiogenic activity. Callisto also has drugs in preclinical development for melanoma, gastrointestinal inflammation, and a program focused on the development of a drug to protect against staphylococcus and streptococcus biowarfare agents. Callisto has exclusive worldwide licenses from AnorMED Inc. and M.D. Anderson Cancer Center to develop, manufacture, use and sell Atiprimod and Annamycin, respectively. For additional information, visit www.callistopharma.com.


FORWARD-LOOKING STATEMENTS
--------------------------

CERTAIN STATEMENTS MADE IN THIS PRESS RELEASE ARE FORWARD-LOOKING. SUCH STATEMENTS ARE INDICATED BY WORDS SUCH AS "EXPECT," "SHOULD," "ANTICIPATE" AND SIMILAR WORDS INDICATING UNCERTAINTY IN FACTS AND FIGURES. ALTHOUGH CALLISTO BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. AS DISCUSSED IN THE CALLISTO PHARMACEUTICALS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003,AND OTHER PERIODIC REPORTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FOLLOWING FACTORS, AMONG
OTHERS: UNCERTAINTIES ASSOCIATED WITH PRODUCT DEVELOPMENT, THE RISK THAT PRODUCTS THAT APPEARED PROMISING IN EARLY CLINICAL TRIALS DO NOT DEMONSTRATE EFFICACY IN LARGER-SCALE CLINICAL TRIALS, THE RISK THAT CALLISTO WILL NOT OBTAIN APPROVAL TO MARKET ITS PRODUCTS, THE RISKS ASSOCIATED WITH DEPENDENCE UPON KEY PERSONNEL AND THE NEED FOR ADDITIONAL FINANCING.


FOR MORE INFORMATION
--------------------

Investor Relations:
Marty Tullio or Mark Tullio
McCloud Communications, LLC
949.553.9748

marty@mccloudcommunications.com
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mark@mccloudcommunications.com
-------------------------------

Company Contact:
Dan D'Agostino
Callisto Pharmaceuticals, Inc.
212.297.0010 x227
dagostino@callistopharma.com
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